                          THIRD AMENDMENT TO INDENTURE
                          ----------------------------

          THIRD AMENDMENT (the "Amendment"),dated as of July 29, 1998, to the Indenture (as heretofore amended, the "Indenture"), dated as of November 27, 1996, among Statia Terminals International N.V., a Netherlands Antilles corporation ("Statia"), Statia Terminals Canada, Incorporated, a corporation organized under laws of Nova Scotia ("Statia Canada"; and together with Statia, the "Issuers"), the Subsidiary Guarantors named therein (the "Subsidiary Guarantors") and Marine Midland Bank (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Indenture.


                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS the Indenture as currently drafted is ambiguous as to whether the Statia Terminals Southwest, Inc., a Texas corporation ("STSW"), may be released from the Guarantee, the Securities and as a party to the Indenture in the event of a sale of the Capital Stock of STSW (the "STSW Stock");

          WHEREAS the Indenture clearly comtemplates a possible sale of the STSW Stock by reason of the fact that the Indenture (i) excludes the sale of the STSW Stock and the assets of the Brownsville Facility from the definition of an Asset Sale and therewith from the limitations applicable to Asset Sales under Section
4.15 of the Indenture; (ii) excludes the sale of the STSW Stock from the limitations applicable to sales of the Capital Stock of any Restricted Subsidiary under Section 4.16 of the Indenture; (iii) excludes the distribution of the net proceeds resulting from the sale of the Brownsville Facility from certain of the limitations applicable to Restricted Payments under Section 4.03 of the Indenture; (iv) excludes STSW from the restriction on mergers of Significant Subsidiary Guarantors under Section 5.01(b) of the Indenture; and
(v) permits the release of the STSW Stock from the Lien of the applicable Securities Pledge Agreement in the event of a sale of the STSW Stock;

          WHEREAS, while Section 9.01(7) of the Indenture permits the Indenture, the Securities and the Guarantees to be amended "to release any Subsidiary Guarantor...strictly in accordance with another provision of this Indenture...expressly providing for such...release," no such express provision for release currently exists in the Indenture;

          WHEREAS the Issuers believe that the failure to provide such a provision for a release of STSW from the Guarantee and this Indenture in the event of a sale of the STSW Stock was an oversight and thus creates an ambiguity in the Indenture; and

          WHEREAS, the parties desire to amend the Indenture pursuant to Section
9.01 of the Indenture to cure this ambiguity;

          NOW, THEREFORE, the parties hereto agree as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the
Securities:

          1. Amendment. The Indenture is hereby amended by adding a new Section
10.08 to read as follows:

    Section 10.08 Release of Statia Terminals Southwest, Inc.

                  (a) If no Default or Event of Default exists or would exist under this Indenture, upon the sale or disposition of all of the Capital Stock (the "STSW Stock") of Statia Terminals Southwest, Inc., a Texas corporation ("STSW"), to a Person that is not an Affiliate of any of the Issuers or Subsidiary Guarantors, (i) STSW's Guarantee will be automatically discharged, (ii) STSW shall be released from all of its obligations under this Indenture and the Securities and (iii) STSW shall no longer be a party to the Guarantee, the Securities and the Indenture, without any further action required on the part of the Trustee or any Holder. All references in the Guaranties, the Securities and the Indenture to the defined term "Subsidiary Guarantor" shall be deemed to exclude STSW and all references to STSW contained therein shall be deemed deleted.

                  (b) The Trustee shall deliver an appropriate instrument evidencing the release of STSW upon receipt of a request by the Issuers or STSW accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent in this Indenture relating to the release of STSW have been complied with; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Issuers.

                  (c) The Trustee shall execute any documents reasonably requested by the Issuers or STSW in order to evidence the release of STSW from its obligations under its Guarantee endorsed on the Securities and under this Article Ten, the Securities and the Indenture.

          2. TIA Controls. If any provision of this Amendment limits or conflicts with another provision which is required to be included in this Amendment by the TIA, the required provision shall control.

          3. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          4. Counterparts. This Amendment may be executed and agreed in any number of counterparts and by the parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A complete set of counterparts shall be lodged with the signatories hereto.

          5. Indenture Not Otherwise Amended. The terms and provisions of the Indenture not amended hereby shall continue to remain in full force and effect.

          6. References. From and after the date hereof, all references in the Indenture shall be deemed to be references to the Indenture as amended hereby.

          7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Amendment or for or in respect of the recitals contained herein, all of which recitals are made solely by Issuers and the Subsidiary Guarantors.


                                    * * *

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of this ___ day of July, 1998.


                                       STATIA TERMINALS INTERNATIONAL
                                         N.V.



                                       By: /s/ James F. Brenner
                                          ---------------------------
                                          Name: James F. Brenner
                                          Title: Vice President



                                       By: /s/ James G. Cameron
                                          ---------------------------
                                          Name: James G. Cameron
                                          Title: Managing Director


                                       STATIA TERMINALS CANADA,
                                          INCORPORATED



                                       By: /s/ James F. Brenner
                                          ---------------------------
                                          Name: James F. Brenner
                                          Title: Vice President


                                       MARINE MIDLAND BANK,
                                         as Trustee



                                       By:
                                          ---------------------------
                                          Name:
                                          Title:

          IN WITNESS WHEREOF, each of the undersigned Subsidiary Guarantors has caused this Amendment to be duly executed as of this ___ day of July, 1998.


                                       STATIA TERMINALS CORPORATION N.V.



                                       By: /s/ James F. Brenner
                                          ---------------------------
                                          Name: James F. Brenner
                                          Title: Vice President



                                       By: /s/ James G. Cameron
                                          ---------------------------
                                          Name: James G. Cameron
                                          Title: Managing Director


                                       STATIA TERMINALS DELAWARE, INC.



                                       By: /s/ James F. Brenner
                                          ---------------------------
                                          Name: James F. Brenner
                                          Title: Vice President


                                       STATIA TERMINALS, INC.



                                       By: /s/ James F. Brenner
                                          ---------------------------
                                          Name: James F. Brenner
                                          Title: Vice President



                                       STATIA TERMINALS N.V.



                                       By: /s/ James F. Brenner
                                          ---------------------------
                                          Name: James F. Brenner
                                          Title: Vice President

                                       STATIA DELAWARE HOLDCO II, INC.



                                       By: /s/ James F. Brenner
                                          ---------------------------
                                          Name: James F. Brenner
                                          Title: Vice President


                                       SABA TRUST COMPANY N.V.



                                       By: /s/ James F. Brenner
                                          ---------------------------
                                          Name: James F. Brenner
                                          Title: Vice President


                                       BICEN DEVELOPMENT CORPORATION
                                          N.V.



                                       By: /s/ James F. Brenner
                                          ---------------------------
                                          Name: James F. Brenner
                                          Title: Vice President


                                       STATIA TERMINALS SOUTHWEST, INC.



                                       By: /s/ James F. Brenner
                                          ---------------------------
                                          Name: James F. Brenner
                                          Title: Vice President



                                       W.P. COMPANY, INC.



                                       By: /s/ James F. Brenner
                                          ---------------------------
                                          Name: James F. Brenner
                                          Title: Vice President

                                       SEVEN SEAS STEAMSHIP COMPANY, INC.



                                       By: /s/ Susan M. Mosteller
                                          ---------------------------
                                          Name: Susan M. Mosteller
                                          Title: Secretary


                                       STATIA TUGS N.V.



                                       By: /s/ James G. Cameron
                                          ---------------------------
                                          Name: James G. Cameron
                                          Title: Managing Director


                                       SEVEN SEAS STEAMSHIP COMPANY
                                          (SINT EUSTATIUS) N.V.



                                       By: /s/ Susan M. Mosteller
                                          ---------------------------
                                          Name: Susan M. Mosteller
                                          Title: Secretary


                                       POINT TUPPER MARINE SERVICES
                                          LIMITED



                                       By: /s/ James F. Brenner
                                          ---------------------------
                                          Name: James F. Brenner
                                          Title: Vice President



                                       STATIA LABORATORY SERVICES, N.V.



                                       By: /s/ James F. Brenner
                                          ---------------------------
                                          Name: James F. Brenner
                                          Title: Vice President